Exhibit 15.1
BASIC ACT ON TELECOMMUNICATIONS
[Partially amended May 25, 2007, by Presidential Decree No. 8486] Enforced from May 26, 2008

Wholly Amended by Act No. 4393, Aug. 10, 1991
Amended by Act No. 4528, Dec. 8, 1992
Act No. 4541, Mar. 6, 1993
Act No. 4905, Jan. 5, 1995
Act No. 5219, Dec. 30, 1996
Act No. 5385, Aug. 28, 1997
Act No. 5386, Aug. 28, 1997
Act No. 5453, Dec. 13, 1997
Act No. 5454, Dec. 13, 1997
Act No. 5733, Jan. 29, 1999
Act No. 6231, Jan. 28, 2000
Act No. 6360, Jan. 16, 2001
Act No. 6602, Jan. 14, 2002
Act No. 6656, Feb. 4, 2002
Act No. 6823, Dec. 26, 2002
Act No. 7188, Mar. 11, 2004
Act No. 7210, Mar. 22, 2004
Act No. 7303, Dec. 31, 2004
Act No. 7796, Dec. 29, 2005
Act No. 7810, Dec. 30, 2005
Act No. 8425, May 11, 2007
Act No. 8486, May 25, 2007
CHAPTER I GENERAL PROVISIONS
Article 1 (Purpose)
     The purpose of this Act is to contribute to the enhancement of the public welfare by managing telecommunications efficiently and stimulating the development of telecommunications by providing basic matters on telecommunications.
Article 2 (Definitions)
     The definitions of the terms as used in this Act shall be as follows:
     1. The term “telecommunications” means transmission or reception of code, words, sound or image through wired, wireless, optic, and other electro-magnetic processes;
     2. The term “telecommunications facilities and equipment” means machinery, appliances, lines for telecommunications, and other facilities necessary for telecommunications;
     3. The term “telecommunications line facilities and equipment” means the facilities and equipment which constitute communications channels between sending and receiving points for telecommunications among the telecommunications facilities and equipment, and the transmission and line facilities and equipment, with the exchange facilities installed as one body of the transmission and line facilities, and all facilities attached thereto;

     4. The term “telecommunications business facilities and equipment” means the telecommunications facilities and equipment to be provided for telecommunications businesses;
     5. The term “private telecommunications facilities and equipment” means the telecommunications facilities and equipment other than the telecommunications business facilities and equipment, installed by an individual to be used for his own telecommunications;
     6. The term “telecommunications equipments” means apparatus, machinery, parts or line equipments, etc. used by the telecommunications facilities and equipment;
     7. The term “telecommunications service” means services that mediate a third party’s communication through the telecommunications facilities and equipment or to provide the telecommunications facilities and equipment for the third party’s telecommunications; and
     8. The term “telecommunications business” means a business that provides telecommunications services.
Article 3 (Supervision of Telecommunications)
     The matters concerning telecommunications shall be governed by the Minister of Information and Communication, except the ones stipulated specifically by this Act or other Acts. <Amended by Act No. 5219, Dec. 30, 1996>
Article 4 (Government Policies)
     The Minister of Information and Communication shall devise basic and comprehensive government policies concerning telecommunications to attain the purpose of this Act. <Amended by Act No. 5219, Dec. 30, 1996>
Article 5 (Establishment of Basic Telecommunications Plans)
     (1) The Minister of Information and Communication shall establish and publicly notify basic telecommunications plans (hereinafter referred to as the “basic plan”) for smooth development of telecommunications and the promotion of the information society. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) The following matters shall be included in the basic plan of paragraph (1):
     1. Matters concerning utilization efficiency of telecommunications;
     2. Matters concerning maintenance of telecommunications order;
     3. Matters concerning telecommunications business;
     4. Matters concerning telecommunications facilities and equipment;
     5. Matters concerning promotion of telecommunications technology (including technology about telecommunications construction; hereinafter the same shall apply); and
     6. Other basic matters concerning telecommunications.
     (3) The Minister of Information and Communication shall consult in advance with the heads of administrative agencies concerned, when establishing the basic plan for the matters of paragraph (2) 4 and 5 of this Article. <Amended by Act No. 5219, Dec. 30, 1996>
Article 6 (Annual Report)
     The Government shall present an annual report on the policy and trend about telecommunications developments to the National Assembly prior to the opening of the regular session.
Article 7 (Classification of Telecommunications Business Operator)
     The telecommunications business operator shall be classified as the key communications business operator, the special communications business operator and the value-added communications business operator pursuant to the Telecommunications Business Act. <Amended by Act No. 5385, Aug. 28, 1997>
     [This Article Wholly Amended by Act No. 4905, Jan. 5, 1995]
CHAPTER II PROMOTION OF TELECOMMUNICATIONS TECHNOLOGY
Article 8 (Establishment and Execution of Enforcement Plan for Technology Development)
     (1) The Minister of Information and Communication shall establish and execute enforcement plans for the development of telecommunications technology as stipulated in Article 5 (2) 5. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) The following matters shall be included in the enforcement plans of the above paragraph (1):
     1. Matters concerning the research and development of telecommunications technology;
     2. Matters concerning the training and the supply and demand of telecommunications technicians;
     3. Matters concerning the adoption of new telecommunications technologies and modes;
     4. Matters concerning the standardization of telecommunications technologies;
     5. Matters concerning promotion of telecommunications technology research institutes and organizations;
     6. Matters concerning the international cooperation of telecommunications technology; and
     7. Other matters concerning the development of telecommunications technology.
Article 9 (Management of Technical Information on Telecommunications)
     (1) The Minister of Information and Communication shall devise measures necessary for the systematic and comprehensive management and the popularization of technical information on telecommunications for the promotion of telecommunications technology. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) The Minister of Information and Communication may give advance notices of new technology concerning telecommunications for harmonious telecommunications development. <Amended by Act No. 5219, Dec. 30, 1996>
Article 10 (Promotion of Research Institutes, etc.)
     (1) The Minister of Information and Communication shall guide and promote telecommunications research institutes and organizations for the development of telecommunications. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) The Government may give financial aid to the institutes and organizations under the above paragraph (1).
     (3) Deleted. <by Act No. 6231, Jan. 28, 2000>
     (4) The scope of the institutes and organizations under above paragraph (1), the ways for guidance and promotion thereof and other necessary matters shall be prescribed by the Presidential Decree.
Article 11 (Designation of Research Projects, etc.)
     (1) The Minister of Information and Communication may select research projects concerning telecommunications technology and designate researchers, when necessary for research and development of telecommunications technology. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) Matters necessary for selection of research projects, designation of researchers and support for the research expenses, etc., under paragraph (1) shall be prescribed by the Presidential Decree.
Article 12 (Contribution for Research and Development)
     (1) For the promotion of telecommunications technology, the Minister of Information and Communication may cause the following persons to contribute certain amount corresponding to certain rate within 1/100 of the annual sales, as prescribed in the Presidential Decree, to the Information Communication Promotion Fund under Article 33 of the Informatization Promotion Act, unless the person makes payment for the allocation of frequency pursuant to Article 11 of the Frequency Act.
     1. A key communications business under Article 5 of the Telecommunications Business Act.
     2. A specific communications business operator under Article 19 of the Telecommunications Business Act.
     3. Other person required by the Presidential Decree to pay contribution to research and development relating to telecommunication.
     (2) Persons subject to the contribution, rate of contribution, limit of contribution, and other necessary matters relating to the calculation standards and procedure for the contribution shall be determined by the Presidential Decree.
     (3) The Minister of Information and Communication may exempt certain persons with business scope or payment capability that fall short of certain standard from, or reduce the amount of, the contribution under Paragraph (1) pursuant to the Presidential Decree.
     (4) The Minister of Information and Communication may charge and impose certain default charges prescribed by the Presidential Decree on persons subject to the contribution pursuant to Paragraph (1), who default in payment.
     (5) The Minister of Information and Communication may per disposition on default of national taxes collect the contribution under Paragraph (1) and the default charges under Paragraph (4) if they are not paid by the payment due date.

<Wholly amended Dec. 30, 2005>
Article 13 (Technical Guidance)
     (1) The Minister of Information and Communication shall provide technical guidance for technical standardization, technical training, supply of technical information or cooperation with international organizations, etc., to a manufacturer of telecommunications equipments and materials (hereinafter referred to as the “manufacturer of telecommunications equipments and materials”) or a constructor of information and telecommunications works under the Information and Communications Work Business Act, when necessary for an accurate application of telecommunications modes and standards, etc., of telecommunications equipments and materials from their manufacturing stage and for securing quality of telecommunications works. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 5386, Aug. 28, 1997>
     (2) The subjects, contents and other necessary matters of technical guidance under paragraph (1) above shall be prescribed by the Presidential Decree.
Articles 14 and 15 Deleted. <by Act No. 5219, Dec. 30, 1996>
Article 15-2 Deleted. <by Act No. 5733, Jan. 29, 1999>
CHAPTER III TELECOMMUNICATIONS FACILITIES AND EQUIPMENT
SECTION 1 Telecommunications Facilities and Equipment for Business
Article 16 (Maintenance and Repair of Telecommunications Facilities and Equipment)
     The telecommunications business operator shall maintain and repair his telecommunications facilities and equipment so as to have them compatible with technical criteria as determined by the Ordinance of the Ministry of Information and Communication, for a stable supply of his telecommunications services. <Amended by Act No. 5219, Dec. 30, 1996>
Article 17 (Installation Report of Telecommunications Facilities and Equipment, and Approval thereon, etc.)
     (1) Any key communications business operator shall, where he intends to install or alter major telecommunications facilities and equipment, file in advance a report thereon with the Minister of Information and Communication under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication: Provided, That with respect to any telecommunications facilities and equipment which are first installed under a new telecommunications technology mode, an approval shall be obtained from the Minister of Information and Communication under the conditions as determined by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000>
     (2) The scope of major telecommunications facilities and equipment under paragraph (1) shall be prescribed and publicly announced by the Minister of Information and Communication. <Amended by Act No. 5219, Dec. 30, 1996>
Article 18 (Joint Installation of Telecommunications Facilities and Equipment)
     (1) The key communications business operator may jointly construct and use the telecommunications facilities and equipment with other key communications business operators. In this case, the key communications business operator shall make in advance a consultation with another key communications business operator. <Newly Inserted by Act No. 6602, Jan. 14, 2002>
     (2) The Minister of Information and Communication may, in case where a key communications business operator makes a consultation under paragraph (1), investigate and provide the required information, under the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 6602, Jan. 14, 2002>
     (3) The Minister of Information and Communication may, in order to effectively perform the investigation of data under paragraph (2), have a specialized institution in the field of telecommunications perform the relevant investigation under the conditions as prescribed by the Presidential Decree. <Newly Inserted by Act No. 6602, Jan. 14, 2002>
     (4) The Minister of Information and Communication may, where it falls under any of the following subparagraphs, advise the key communications business operator under paragraph (1) to jointly construct the telecommunications facilities and equipment, under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication: <Newly Inserted by Act No. 6602, Jan. 14, 2002>
     1. Where the consultation under paragraph (1) has not been achieved, and where there exists a request from the relevant key communications business operator; and
     2. Where deemed necessary for promoting the public interests.
     (5) Where it is necessary to use the land or structures, etc. owned by the State, local government, government-invested institution, or other key telecommunications business operator for a joint installation of telecommunications facilities and equipment, and where an agreement is not reached on it, the key communications business operator may ask the Minister of Information and Communication for his cooperation in the use of the relevant land or structures, etc.
     (6) The Minister of Information and Communication may, upon receipt of a request for his cooperation under paragraph (5), ask the head of the State agency, local government or government-invested institution or other key communications business operator to comply with a consultation on the use of the relevant land or structures, etc. with the key communications business operator who has asked for a cooperation under paragraph (5). In this case, the State agency, local government, or the head of governmentinvested institution or other key communications business operator shall comply with a consultation with the key telecommunications business operator unless there exist any justifiable causes. <Amended by Act No. 6602, Jan. 14, 2002>
     [This Article Wholly Amended by Act No. 5219, Dec. 30, 1996]
Article 19 Deleted. <by Act No. 5219, Dec. 30, 1996>
SECTION 2 Private Telecommunications Facilities and Equipment
Article 20 (Installation of Private Telecommunications Facilities and Equipment)

     (1) A person who intends to install private telecommunications facilities and equipment shall report thereon to the Minister of Information and Communication under the conditions as prescribed by the Presidential Decree. The same shall also apply in case where he intends to alter the important matters as determined by the Presidential Decree from among the reported matters. <Amended by Act No. 4905, Jan. 5, 1995; Act No. 5219, Dec. 30, 1996>
     (2) Notwithstanding the provisions of paragraph (1), the private telecommunications facilities and equipment with wireless modes, the military telecommunications facilities and equipment, etc., which are specially stipulated by other statutes, shall be governed by such statutes.
     (3) A person who has made a report or a modified report on the installation of private telecommunications facilities and equipment under paragraph (1) shall obtain, upon completion of an installation work or a modifying work, a confirmation by the Minister of Information and Communication, prior to their use, under the conditions as stipulated by the Presidential Decree. <Newly Inserted by Act No. 4905, Jan. 5, 1995; Act No. 5219, Dec. 30, 1996>
     (4) Any private telecommunications facilities and equipment prescribed by the Ordinance of the Ministry of Information and Communication may, notwithstanding the provisions of paragraph (1), be installed without filing any report. <Newly Inserted by Act No. 6231, Jan. 28, 2000>
Article 21 (Restriction on Use Beyond Its Purpose)
     (1) Any person who has installed the private telecommunications facilities and equipment shall not mediate a third party’s communications with the facilities, nor operate the facilities against the installation purpose: Provided, That this shall not apply to cases of special provisions in other statutes or of uses falling under any of the following subparagraphs, within the limits not against the installation purposes: <Amended by Act No. 4905, Jan. 5, 1995; Act No. 5219, Dec. 30, 1996; Act No. 6602, Jan. 14, 2002>
     1. In case of use for maintaining public peace or providing emergency rescue mission by the person engaged in police or accident rescue works;
     2. In case of use, prescribed by the Minister of Information and Communication, between the person who installed private telecommunications facilities and equipment and the one specially related with him for the purpose of work; and
     3. Deleted. <by Act No. 6602, Jan. 14, 2002>
     (2) Any person who has installed his private telecommunications facilities and equipment may provide telecommunications facilities and equipment including line tracks, line equipments, etc., to the key communication business operator, pursuant to the Presidential Decree.
     (3) The provisions of Articles 33-5, 34-6 (excluding paragraph (5)), and 35 of the Telecommunications Business Act shall apply mutatis mutandis to the above paragraph (2) concerning the supply of facilities and equipment. <Amended by Act No. 4905, Jan. 5, 1995; Act No. 5219, Dec. 30, 1996>
     (4) Deleted. <by Act No. 6602, Jan. 14, 2002>
Article 22 (Securing of telecommunications in Case of Emergency)
     (1) The Minister of Information and Communication may order the person who installed private telecommunications facilities and equipment to provide telecommunications services or other important communication services, or to interconnect the private facilities and equipment in question with other telecommunications facilities and equipment, when war, natural disaster or other national emergency situation corresponding to such happens or is likely to happen. This shall apply mutatis mutandis to the provisions concerning telecommunications services under the Telecommunications Business Act. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) The Minister of Information and Communication may make the key telecommunications business operator deal with such services, when deemed necessary of paragraph (1). <Amended by Act No. 5219, Dec. 30, 1996>
     (3) The expenses necessary for performing the services or for interconnection of the facilities of paragraph (1) shall be borne by the Government: Provided, That when the private telecommunications facilities and equipment are provided for telecommunications services, then the key communications business operator provided with the facilities, shall bear such expenses.
Article 23 (Orders for Correction, etc.)
     (1) The Minister of Information and Communication may, when any person who has installed the private telecommunications facilities and equipment violates this Act or the orders under this Act, order him to make a correction thereof with fixing a specified period. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000>
     (2) The Minister of Information and Communication may, when any person who has installed the private telecommunications facilities and equipment falls under any of the following subparagraphs, order him to suspend the relevant uses with fixing a period of not more than one year: <Newly Inserted by Act No. 6231, Jan. 28, 2000>
     1. Where he fails to execute an order under paragraph (1);
     2. Where he uses the private telecommunications facilities and equipment without obtaining a confirmation in contravention of Article 20 (3); and
     3. Where he intermediates other’s communications or operates the private telecommunications facilities and equipment in a manner contrary to the installation purposes, in contravention of Article 21 (1).
     (3) The Minister of Information and Communication may, where deemed that any private telecommunications facilities and equipment impede other’s telecommunications or likely undermine other’s telecommunications facilities and equipment, order the person who has installed the relevant facilities and equipment to suspend a use of them or to renovate or repair them, or take other measures. <Amended by Act No. 5219, Dec. 30, 1996>
Article 24 (Imposition of Penalty Surcharge)
     (1) The Minister of Information and Communication may, in issuing an order to suspend a use of any private telecommunications facilities and equipment under Article 23 (2), and where a suspension of the relevant use is likely to cause any serious inconveniences to users of telecommunications services which are rendered by using such private telecommunications facilities and equipment, or to undermine other public interests, impose a penalty surcharge of not exceeding 1 billion Won in lieu of such order to suspend the relevant use.
     (2) Classifications of the violating acts subject to the imposition of a penalty surcharge under paragraph (1), the amount of penalty surcharge as determined by the relevant levels and other necessary matters shall be prescribed by the Ordinance of the Ministry of Information and Communication.
     (3) The Minister of Information and Communication shall, where any person liable for the payment of a penalty surcharge under paragraph (1) fails to pay such penalty surcharge by a payment term, collect it according to the example of a disposition on the national taxes in arrears.
     [This Article Newly Inserted by Act No. 6231, Jan. 28, 2000]
SECTION 3 Technical Standards, etc. for Telecommunications Facilities and Equipment
Article 25 (Technical Standards)
     (1) A person who installs and operates the telecommunications facilities and equipment shall keep such facilities and equipment compatible with the technical standards as prescribed by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) In case of the installation of telecommunications facilities and equipment as determined and publicly announced by the Minister of Information and Communication or of the expansion of installed facilities and equipment, the key communication business operator and the special communications business operator shall test whether the relevant telecommunications facilities and equipment conform with the technical standards under paragraph (1) above, prior to commencing a provision of telecommunications services, and record and manage the results thereof. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000>
     (3) The installation and conservation of telecommunications facilities and equipment shall be executed according to the design documents.
     (4) Matters necessary for making the design documents under paragraph (3) shall be prescribed by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5219, Dec. 30, 1996>
     (5) To verify whether the telecommunications facilities and equipment are installed and operated in conformity with the technical standards, the Minister of Information and Communication may have public officials belonging to him investigate or test the facilities of the person who installs and operates the telecommunications facilities and equipment in the event of the following. <Newly Inserted by Act No. 5219, Dec. 30, 1996, Dec. 30, 2005>
     1. To formulate policies for telecommunications facilities.
     2. To prepare for national emergency.
     3. To prevent disasters or accidents and in the event of disaster or accident.
     4. In the event of a threat of wide-ranging communication error due to malfunction of telecommunication facilities.
     (6) When conducting investigation or tests pursuant to Paragraph (5), the plan for the investigation or test, including the date and time, the reason, and the subject matter of the investigation or test must be notified to the person establishing or operating a telecommunication facility by 7 days before the day of investigation or test, unless in case of urgency or if such prior notice is deemed to frustrate the purpose of the investigation or test because of possibility of destruction of evidence. [Newly inserted Dec. 30, 2005]

     (7) The public official who conducts the investigation or test under paragraph (5) shall carry a certificate indicating his authority, and present it to the person concerned, and when visiting, deliver to the person concerned a document stating the name, time of entry, and purpose of entry. <Newly Inserted by Act No. 5219, Dec. 30, 1996, Dec. 30, 2005>
Article 26 (Management Rules)
     (1) The key communications business operator shall set forth the management rules for communications facilities and equipment and manage them, in order to provide a stable telecommunications service. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) Matters to be explicitly stipulated in the management rules under paragraph (1) shall be prescribed by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5219, Dec. 30, 1996>
Article 27 (Correction Order for Violations of Technical Standards)
     When the installed telecommunications facilities and equipment have come not to conform with the technical standards under Article 25, the Minister of Information and Communication may issue an order to make a correction thereto or take other necessary measures. <Amended by Act No. 5219, Dec. 30, 1996>
Article 28 (Adoption of New Telecommunications Modes, etc.)
     (1) The Minister of Information and Communication may adopt the new telecommunications modes, etc., for a smooth development of telecommunications.
     (2) The Minister of Information and Communication shall, in case where he has adopted the new telecommunications modes, etc. under paragraph (1), make a pubic announcement thereof.
     [This Article Wholly Amended by Act No. 5219, Dec. 30, 1996]
Article 29 (Promotion of Standardization)
     (1) The Minister of Information and Communication may promote the standardization of telecommunications, and recommend it to the telecommunications business operator or the manufacturers of telecommunications equipments, for a sound development of telecommunications and for ensuring the convenience of users: Provided, That in a case of matters for which the Korean Industrial Standard under the Industrial Standardization Act are set, such standard shall govern. <Amended by Act No. 4528, Dec. 8, 1992; Act No. 5219, Dec. 30, 1996, Dec. 30, 1998, May 25, 2007>
     (2) The Minister of Information and Communication shall, in case where he has adopted the telecommunications standards, make a public announcement thereof. <Amended by Act No. 5219, Dec. 30, 1996>
     (3) Matters necessary for the promotion of standardization of telecommunications under paragraph (1) shall be determined by the Ordinance of the Ministry of Information and Communication. <Newly Inserted by Act No. 6602, Jan. 14, 2002>
Article 30 (Telecommunications Technology Association)
     (1) The Telecommunications Technology Association (hereinafter referred to as the

“Association”) may be established for efficient promotion of the business concerning telecommunications standardization. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) The Association shall be established in the form of a juristic person.
     (3) The Government may contribute to the Association within the budget limit, when necessary for the establishment and operation of the Association.
     (4) The Minister of Information and Communication may order changes of articles of incorporation, project plans, or reelection of officers, when the operation of the Association is deemed in violation of the Acts and subordinate statutes or articles of incorporation. <Amended by Act No. 5219, Dec. 30, 1996>
     (5) Except for those stipulated under this Act, the provisions pertaining to an incorporated foundation in the Civil Act shall apply mutatis mutandis to matters on the Association.
SECTION 4 Integrated Operation of Telecommunications Facilities and Equipment, etc.
Article 30-2 (Securing Pipeline Facilities, etc.)
     (1) A person who installs or builds up the facilities, etc. falling under any of the following subparagraphs (hereinafter referred to as the “facilities installer”) shall listen to the views of key communications business operators on the installation of joint-use tunnels in which the telecommunications facilities and equipment may be accommodated and the pipelines, etc. as well, and reflect its contents: Provided, That the same shall not apply to the case where the reflection of the views of key communications business operators are very difficult: <Amended by Act No. 6602, Jan. 14, 2002; Act No. 7210, Mar. 22, 2004; Act No. 7303, Dec. 31, 2004>
     1. Roads under Article 2 of the Road Act;
     2. Railroads under subparagraph 1 of Article 2 of the Railroad Enterprise Act;
     3. Urban railroads under subparagraph 1 of Article 3 of the Urban Railroad Act;
     4. Industrial complex under subparagraph 5 of Article 2 of the Industrial Sites and Development Act;
     5. Free trade zone under subparagraph 1 of Article 2 of the Act on Designation and Management of Free Trade Zones;
     6. Airport area under subparagraph 7 of Article 2 of the Aviation Act;
     7. Harbor area under subparagraph 4 of Article 2 of the Harbor Act; and
     8. Other facilities or housing sites as prescribed by the Presidential Decree.
     (2) Any views expressed by the key communications business operators on the installation of joint-use tunnels or pipelines under paragraph (1) shall be in conformity with the standards for the installation of pipelines as prescribed by the Ordinance of the Ministry of Information and Communication.

     (3) The provisions of Articles 33-5, 34-6 (excluding paragraph (5) of the same Article) and 35 of the Telecommunications Business Act shall apply mutatis mutandis to the offer of joint-use tunnels or pipelines, etc., installed under paragraph (1).
     (4) A facilities installer shall, where he is unable to reflect the views of key communications business operators under paragraph (1), notify the relevant key communications business operators of the relevant reasons within 30 days from the date of receiving their views.
     (5) Where any facilities installer fails to reflect the views of key communications business operators under paragraph (1), the relevant telecommunications business operator may ask the Minister of Information and Communication for his adjustments.
     (6) The Minister of Information and Communication shall, where he makes such adjustments upon receipt of a request for adjustments under paragraph (5), consult in advance with the heads of the related central administrative agencies.
     (7) Matters necessary for the adjustments under paragraphs (5) and (6) shall be prescribed by the Presidential Decree.
     [This Article Wholly Amended by Act No. 6231, Jan. 28, 2000]
Article 30-3 (Installation of Telecommunications Facilities and Equipment for Extension)
     (1) The structures under subparagraph 2 of Article 2 of the Building Act shall be equipped with the telecommunications line facilities, etc. for extension, and secure a specified area for a connection with the telecommunications line facilities and equipment.
     (2) Matters on the scope of structures, the criteria for installation of telecommunications line facilities, etc., and the securing, etc., of an area for a connection with telecommunications line facilities and equipment under paragraph (1) shall be determined by the Ordinance of the Ministry of Information and Communication.
     [This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]
Article 30-4 Deleted. <by Act No. 6823, Dec. 26, 2002>
Article 31 (Integrated Operation of Telecommunications Facilities and Equipment, etc.)
     (1) The Minister of Information and Communication may, where it is necessary for an efficient management and operation of telecommuni cations facilities and equipment, have a key communications business operator selected according to the standards and procedures as prescribed by the Presidential Decree (hereinafter referred to as the “communications business operator under integrated operations”) make an integrated operation of the telecommunications facilities and equipment installed under this Act or other Acts, and the land, buildings and other structures appurtenant thereto (hereinafter referred to as the “telecommunications facilities and equipment, etc.”). <Amended by Act No. 5219, Dec. 30, 1996; Act No. 5454, Dec. 13, 1997; Act No. 6231, Jan. 28, 2000>
     (2) The Minister of Information and Communication shall, where he intends to put the telecommunications facilities and equipment, etc. under an integrated operation under paragraph (1), formulate an integrated operation plan for telecommunications facilities and equipment, etc. (hereinafter referred to as the “integrated operation plan”), consult with the heads of the related administrative agencies, and obtain an approval of the President by going through a deliberation by the State Council. <Amended by Act No. 5219, Dec. 30, 1996>
     (3) The integrated operation plan under paragraph (2) shall contain the matters falling under one of the following subparagraphs:
     1. Objects, time, methods and procedures for the integration;
     2. Matters concerning an operation of telecommunications facilities and equipment, etc. after integration; and
     3. Other matters as prescribed by the Presidential Decree.
     (4) The Minister of Information and Communication shall, where he intends to formulate an integrated operation plan under paragraph (2), consult in advance with the installer of the telecommunications facilities and equipment, etc. to be integrated. <Amended by Act No. 5219, Dec. 30, 1996>
Article 32 (Purchase of Telecommunications Facilities and Equipment, etc.)
     (1) The communications business operator under integrated operations may, when necessary for an integrated operation of the telecommunications facilities and equipment, etc. under Article 31 (1), make a request for purchase of the relevant telecommunications facilities and equipment, etc. In this case, the owner of relevant telecommunications facilities and equipment, etc. shall not refuse it without any justifiable reasons. <Amended by Act No. 6231, Jan. 28, 2000>
     (2) National or public telecommunications facilities and equipment, etc. for which the communications business operator under integrated operations has made a request for their purchase under paragraph (1) may be sold to the communications business operator under integrated operations, notwithstanding the provisions of Article 20 of the State Properties Act or Article 82 of the Local Finance Act. In this case, matters necessary for the sale such as the calculation method of sale price, procedures for the sale, and payment methods of sale price, etc., shall be prescribed by the Presidential Decree. <Amended by Act No. 6231, Jan. 28, 2000>
     (3) The provisions of Articles 67 (1), 70, 71, 74 through 77, and 78 (5) through (7) of the Act on the Acquisition of Land, etc. for Public Works and the Compensation Therefor shall be applied mutatis mutandis to the calculation method, criteria, etc. for purchase price of the telecommunications facilities and equipment, etc. other than the national or public ones which are purchased by the communications business operator under integrated operations under paragraph (1). <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000; Act No. 6656, Feb. 4, 2002>
CHAPTER IV MANAGEMENT OF TELECOMMUNICATIONS EQUIPMENTS
Article 33 (Approval for Types)
     (1) A person who intends to manufacture, sell or import the telecommunications equipments which are specified by the Minister of Information and Communication after consulting with the heads of the related administrative agencies, shall obtain an approval with respect to such telecommunications equipments from the Minister of Information and Communication: Provided, That this shall not apply to the cases of telecommunications equipments as prescribed by the Ordinance of the Ministry of Information and Communication, such as the telecommunications equipments for the purpose of test, research or export. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) Objects, methods and procedures, etc. for the approval of types under paragraph (1) shall be prescribed by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5219, Dec. 30, 1996>
     (3) The Minister of Information and Communication shall grant a type approval, when the telecommunications equipments conform with technical criteria for telecommunications equipments as prescribed by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5219, Dec. 30, 1996>
     (4) When a person who has obtained a type approval of telecommunications equipments under paragraph (1) intends to sell or display such telecommunications equipments, the sign of type approval shall be marked pursuant to the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5219, Dec. 30, 1996>
     (5) A person who has obtained the type approval for the telecommunications equipments under paragraph (1) shall, when he intends to modify the matters for which a type approval has been obtained, file a report thereon with the Minister of Information and Communication under the conditions as determined by the Ordinance of the Ministry of Information and Communication. In this case, if the matters reported on modification are related to the technical criteria under paragraph (3), the said paragraph shall apply mutatis mutandis. <Newly Inserted by Act No. 6602, Jan. 14, 2002>
     (6) A person who intends to obtain the type approval under paragraph (1) or a person who files a report on modification under paragraph (5) shall pay the fees as prescribed by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 6602, Jan. 14, 2002>
Article 33-2 (Designation, etc. of Performance Testing Institution)
     (1) The Minister of Information and Communication may, in granting the type approval under Article 33, have a testing institution designated by the said Minister (hereinafter referred to as the “designated testing institution”) conduct the performance test.
     (2) A person who is eligible for a designation as a designated testing institution shall be limited to a juristic person.
     (3) The Minister of Information and Communication may inspect any designated testing institution under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication.
     (4) The Minister of Information and Communication may, when a des ignated testing institution falls under any of the following subparagraphs, cancel the relevant designation or order a suspension of the testing service, in whole or in part, for a fixed period of not more than one year: Provided, That where it falls under subparagraph 1, its designation shall be cancelled:

     1. When it has obtained a designation by deceit or other illegal means;
     2. When it has failed to conduct the testing service without any justifiable reasons;
     3. When it has conducted an inaccurate testing service by deliberation or gross negligence;
     4. When it has refused, obstructed or evaded the inspection under paragraph (3) without any justifiable reasons, or flunked the inspection; and
     5. When it has violated the Acts and subordinate statutes relating to telecommunications.
     (5) Any person who intends to be designated as a testing institution under paragraph (1) and a person who undergoes the inspection under paragraph (3) shall pay fees under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication.
     (6) Matters necessary concerning the designation, management, testing standards, and supervision, etc. of any designated testing institution shall be determined by the Ordinance of the Ministry of Information and Communication.
     [This Article Wholly Amended by Act No. 6231, Jan. 28, 2000]
Article 33-3 (Mutual Recognition of Type Approval between States)
     (1) The Government may conclude an agreement with a foreign government on the mutual recognition of type approval of telecommunications equipment.
     (2) Where the Government has concluded an agreement under paragraph (1), it may recognize the telecommunications equipment which have obtained an authentication of a foreign government same as or similar to the type approval under Article 33 as have been granted a type approval under Article 33, or make the designation of a foreign testing agency as a designated testing institution under Article 33-2 (1) the content of the relevant agreement.
     (3) Where an agreement has been concluded with a foreign government on the mutual recognition of type approval of the telecommunications equipment under paragraph (1), the Minister of Information and Communication shall publicly announce its contents.
     [This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]
Article 34 Deleted. <by Act No. 6231, Jan. 28, 2000>
Article 34-2 (Termination of Type Approval)
     (1) When a person who has obtained the type approval of telecommunications equipment under Article 33 (1) intends to discontinue the manufacture, sale or import of the telecommunications equipment, he may make an application to the Minister of Information and Communication for a termination of the relevant type approval.
     (2) Matters necessary for the application for a termination of the type approval under paragraph (1) shall be determined by the Ordinance of the Ministry of Information and Communication.
     [This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]

Article 35 (Cancellation, etc. of Type Approval)
     (1) In case where a person who has obtained a type approval of the telecommunications equipments under Article 33 (1) falls under any of the following subparagraphs, the Minister of Information and Communication may cancel the relevant type approval, or suspend the manufacture of relevant products or take other necessary measures: <Amended by Act No. 5219, Dec. 30, 1996>
     1. When he has obtained a type approval by deceit and other illegal means;
     2. When the telecommunications equipments have come not to conform with the technical criteria under Article 33 (3); and
     3. When the sign of type approval under Article 33 (4) is not marked, or a false sign is marked.
     (2) Where a person who has obtained a type approval under Article 33 (1) comes to fall under paragraph (1) 1 or 3 and his type approval has thus been cancelled, he shall not file an application for the type approval of telecommunications equipments within the period as fixed by the Ordinance of the Ministry of Information and Communication within the scope of 6 months after from the day when type approval is cancelled. <Amended by Act No. 6231, Jan. 28, 2000>
Article 36 (Follow-up Management)
     (1) No person shall sell, or display for the purpose of selling, the telecommunications equipments for which a type approval under Article 33 (1) has not been obtained or other telecommunications equipments which are not marked with a sign of the type approval under Article 33 (4): Provided, That the same shall not apply to the telecommunications equipments for tests or research. <Amended by Act No. 6231, Jan. 28, 2000>
     (2) The Minister of Information and Communication may, to confirm whether the matters concerning a type approval of the telecommunications equipments are implemented, have the public officials belonging to him investigate or test the telecommunications equipments in the process of production, import or circulation, in the following cases. <Amended by Act No. 5219, Dec. 30, 1996, Dec. 30, 1996, Dec. 30, 2005>
     1. The telecommunication network is in danger or may be in danger.
     2. There has been an unauthorized alteration or reconstruction or other violation of law or if manufacture, import, or sale of equipment below technical standards has become known.
     (3) The Minister of Information and Communication may order a person who has manufactured, imported, sold or displayed with intention of sale the telecommunications equipments which have been sold or displayed with intention of sale in violation of paragraph (1), or the telecommunications equipments which have been found as the inferior goods upon the investigation or tests under paragraph (2), to destroy or recall the relevant telecommunications equipments, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5219, Dec. 30, 1996>
     (4) The provisions of Article 25 (7) shall apply mutatis mutandis to the cases under paragraph (2). <Amended by Act No. 5219, Dec. 30, 1996, Dec. 30, 2005>
     (5) Matters necessary for the procedures for and methods of the investigation or tests under paragraph (2) shall be prescribed by the Ordinance of the Ministry of Information and

Communication. <Newly Inserted by Act No. 5219, Dec. 30, 1996>
     (6) When conducting investigation or tests pursuant to Paragraph (2), the plan for the investigation or test, including the date and time, the reason, and the subject matter of the investigation or test must be notified to the person being investigated by 7 days before the day of investigation or test, unless in case of urgency or if such prior notice is deemed to frustrate the purpose of the investigation or test because of possibility of destruction of evidence. [Newly inserted Dec. 30, 2005]
CHAPTER V KOREA COMMUNICATIONS COMMISSION
Article 37 (Establishment and Composition of Korea Communications Commission)
     (1) In order to create an environment of fair competition in the telecommunications business, to deliberate and vote on matters concerning the protection of the rights and interests of the users of telecommunications services, and to rule the disputes among the telecommunications business operators or between the telecommunications business operators and the users, the Korea Communications Commission shall be established under the jurisdiction of the Ministry of Information and Communication. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000; Act No. 6823, Dec. 26, 2002>
     (2) The Korea Communications Commission shall consist of not more than nine members including one chairman, and one member shall be permanent. <Amended by Act No. 5219, Dec. 30, 1996>
     (3) The members including the chairman shall be appointed or commissioned by the President, under the conditions as prescribed by the Presidential Decree.
     (4) A secretariat shall be established under the jurisdiction of the Korea Communications Commission in order to manage the affairs of the Korea Communications Commission. <Newly Inserted by Act No. 5219, Dec. 30, 1996>
Article 38 (Qualifications, etc. for Members)
     (1) The qualifications for members shall be as follows: <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000>
     1. A person who holds or has held a post of public officials of Grade III or of higher grade;
     2. A person who serves or has served as a judge, prosecutor or attorney at law for not less than fifteen years;
     3. A person who has majored in law, economics, business administration, electronic engineering, communications engineering, and other courses of study related to telecommunications, and who serves or has served in a position of associate professors or of higher post at a university or college under the Higher Education Act or an approved research institution, or who serves or has served in a position equivalent thereto for not less than ten years;
     4. A person who has served as the representative of organization or institution, or as an officer of a company related to telecommunications for not less than ten years; and
     5. A person who serves or has served in a position related to the protection of users of telecommunications service for not less than fifteen years.
     (2) The tenure of office for the members who are not public officials shall be three years, but he may be reappointed.
Article 39 (Guarantee of Status of Members)
     The members of the Korea Communications Commission shall not be dismissed or withdrawn from his commissioned post against his own will, except for the following cases:
     1. Where he is sentenced to imprisonment without prison labor or heavier punishment; and
     2. Where he becomes unable to perform the duties due to the mental and physical weakness for a long period.
Article 40 (Functions of Korea Communications Commission)
     The Korea Communications Commission shall deliberate and vote on the matters falling under each of the following subparagraphs as prescribed by this Act and other Acts, and make a ruling under Article 40-2: <Amended by Act No. 6231, Jan. 28, 2000; Act No. 6602, Jan. 14, 2002; Act No. 6823, Dec. 26, 2002>
     1. Matters relating to the supply of the telecommunications facilities and equipment under Article 33-5 (3) of the Telecommunications Business Act, a joint utilization of the subscriber‘s lines under Article 33-6 (2) of the same Act, a joint utilization of the radio communications facilities under Article 33-7 (3) of the same Act, the interconnections of the telecommunications facilities under Article 34 (2) of the same Act, a joint use, etc. of the telecommunications facilities and equipment under Article 34-3 (2) of the same Act, or the standards for providing information under Article 34-4 (2) of the same Act;
     2. Matters relating to the approval of criteria under Article 34-4 (4) of the Telecommunications Business Act;
     3. Matters relating to the supply, joint utilization, interconnection or joint use, etc., of the telecommunications facilities and equipment, or the authorization or report of the agreement on supply of information under Article 34-6 of the Telecommunications Business Act;
     4. Matters relating to the formulation and modification of a plan for the administration of telecommunications numbers under Article 36 (1) and (2) of the Telecommunications Business Act;
     5. Deleted; <by Act No. 6823, Dec. 26, 2002>
     6. Matters relating to the measures against prohibited acts under Article 37 (1) of the Telecommunications Business Act;
     6-2. Matters relating to the imposition of penalty charge on any prohibited act under Article 37-2 (1) of the Telecommunications Business Act;
     7. Matters relating to the performance of the prior selection systems of telecommunications business operators under Article 38-3 (4) of the Telecommunications Business Act, and those necessary for the designation of the prior selection registration center and the method of its business dispositions, etc.;

     8. Matters relating to the plans for mobility of numbers of telecommunications under Article 38-4 (4) of the Telecommunications Business Act;
     9. Matters prescribed by other Acts as the matters to be deliberated by the Korea Communications Commission; and
     10. Other matters deemed by the Minister of Information and Communication to be in need of a deliberation by the Korea Communications Commission, in order to create an environment of fair competition of the telecommunications business and to protect the interest of the users of the telecommunications service.
     [This Article Wholly Amended by Act No. 5219, Dec. 30, 1996]
Article 40-2 (Ruling by Korea Communications Commission)
     (1) The telecommunications business operators or users may make an application to the Korea Communications Commission for a ruling, in case where an agreement between the parties has not been reached, or they are unable to make an agreement on the matters falling under any of the following subparagraphs: <Amended by Act No. 6602, Jan. 14, 2002, May 11, 2007>
     1. Compensation for damages under Article 33-2 of the Telecommunications Business Act;
     2. The supply of telecommunications facilities and equipment under Article 33-5 (1) and (2) of the Telecommunications Business Act, the joint utilization of the radio communications facilities under Article 33-7 (1) and (2) of the same Act, the interconnection under Article 34 (1), the joint use, etc. under Article 34-3 (1), or the conclusion of an agreement on supply, etc. of information under Article 34-4 (1);
     3. The supply of telecommunications facilities and equipment under Article 33-5 (1) and (2) of the Telecommunications Business Act, the joint utilization of the radio communications facilities under Article 33-7 (1) and (2) of the same Act, the interconnection under Article 34 (1), the joint use, etc. under Article 34-3 (1), or the implementation of an agreement on supply, etc. of information under Article 34-4 (1) or a compensation for damages; and
     4. Other disputes related to the telecommunications business, or other matters prescribed by other Acts as the matters to be ruled by the Korea Communications Commission.
     (2) The Korea Communications Commission shall, upon receipt of an application for ruling under paragraph (1), notify the other party of the relevant fact, and provide him with an opportunity to state an opinion with fixing a period: Provided, That this shall not apply in case where the interested parties fail to comply with it without any justifiable reasons.
     (3) The Korea Communications Commission shall, in case where it makes a ruling on the application for ruling under paragraph (1), forward the document of such ruling to the parties concerned without delay.
     (4) When the Korea Communications Commission makes a ruling, and where a lawsuit has not been initiated or it has been withdrawn concerning the content of the relevant ruling, within sixty days from the date when the authentic copy of the document of ruling is served on the parties concerned, an agreement which is identical with the content of the relevant ruling is deemed to have been reached between the parties concerned.

     (5) A person who is dissatisfied with the amount which shall be paid or received by the parties concerned from among the rulings of the Korea Communications Commission, may request an increase or decrease of the relevant amount by a lawsuit, within sixty days from the date when he has been served with the written ruling.
     (6) In the lawsuit under paragraph (5), the other party shall be the defendant.
     [This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]
Article 40-3 (Good Offices of Disputes)
     The Korea Communications Commission may, in case where deemed inadequate to make a ruling or when necessary, upon receipt of an application for ruling under Article 40-2 (1), set up the subcommission by cases of dispute, and have such subcommission offer its good offices thereon.
     [This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]
Article 41 (Quorum of Voting)
     The deliberation of the Korea Communications Commission shall be decided by concurrent vote of a majority of registered members.
Article 42 (Exclusion, Avoidance, Refrainment of Members)
     (1) Any member of the Korea Communications Commission shall, where he falls under any of the following subparagraphs, be excluded from the deliberation and resolution of a relevant case:
     1. Where he or his spouse or his former spouse is a party to the relevant case, or in a relationship of a co-creditor or a liable person with regard to the relevant case;
     2. Where he is or has been in a kinship with a party to the relevant case;
     3. Where he or a corporation whereto he belongs serves as a consultant or an advisor on the legal and management affairs, etc. of a party concerned;
     4. Where he or a corporation whereto he belongs testifies or appraises; and
     5. Where he or a corporation whereto he belongs intervenes or has intervened as an agent for a party concerned.
     (2) A party concerned may, when the situation exists that makes it difficult to expect a fair deliberation or resolution, file an application for the avoidance. In this case, the Korea Communications Commission shall decide on it by a resolution.
     (3) A member falling under the causes of paragraph (1) or (2) may refrain by himself from the deliberation or resolution of a relevant case.
     [This Article Newly Inserted by Act No. 6231, Jan. 28, 2000]
Article 43 (Investigation and Listening to Opinions, etc.)
     The Korea Communications Commission may, in case where deemed necessary to deal with a case for ruling, carry out the acts falling under any of the following subparagraphs, upon a request from a party concerned or ex officio:
     1. A request for the presence of a party concerned or a relevant witness, and listening to his opinions;
     2. A request to an appraiser for an appraisal;
     3. A request for the furnishing of any document or articles related to a case of dispute, and the provisional holding of furnished document or articles; and
     4. An act of letting public officials belonging to the Korea Communications Commission enter the business place of the party concerned and other places related to the case of dispute to examine and peruse the documents or articles, or copy such documents.
     [This Article Newly Inserted by Act No. 6231, Jan. 28, 2000]
Article 44 (Operation, etc. of Korea Communications Commission)
     Matters necessary for the organization, operation, etc. of the Korea Communications Commission other than those stipulated in this Act shall be prescribed by the Presidential Decree.
Article 44-2 (Information and Communications Policy Deliberation Council)
     (1) In order to deliberate on the major policies related to the information and communications falling under any of the following subparagraphs, the Information and Communications Policy Deliberation Council shall be established under the jurisdiction of the Ministry of Information and Communication:
     1. Basic plans for telecommunications under Article 5;
     2. Enforcement plan for technology promotion under Article 8;
     3. Permission for the key communications service under Article 5 (1) of the Telecommunications Business Act;
     4. Principal policies related to the information and communications industry; and
     5. Other matters recognized by the Minister of Information and Communication to require the deliberation by the Information and Communications Policy Deliberation Council.
     (2) Matters necessary for the composition and operation of the Information and Communications Policy Deliberation Council under paragraph (1) shall be determined by the Presidential Decree.
     [This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]
CHAPTER V-2 COMMUNICATIONS DISASTER CONTROL
Article 44-3 (Development of Basic Plan for Control of Communications Disaster)

     (1) The Minister of Information and Communication shall draw up a basic plan for the control of communications disaster (hereinafter referred to as the “basic plan”) to prevent the occurrence of any disaster provided for in the Framework Act on the Management of Disasters and Safety, any disaster provided for in the Countermeasures against Natural Disasters Act and any other physical and technical defects, etc. (hereinafter referred to as the “communications disaster”), and to swiftly control and restore the communications disaster with respect to telecommunications services rendered by the key communications business operators prescribed by the Ordinance of the Ministry of Information and Communication (hereinafter referred to as the “key communications business operator”). In this case, the basic plan shall be deemed a plan in the field of communications from among the safety management plans provided for in Article 22 of the Framework Act on the Management of Disasters and Safety and the execution plans for the prevention of disasters provided for in Article 16 of the Countermeasures against Natural Disasters Act. <Amended by Act No. 7188, Mar. 11, 2004>
     (2) The basic plan shall contain the matters falling under each of the following subparagraphs:
     1. Matters concerning the designation and management of the telecommunications facilities and equipment that has the high risk of incurring any communications disaster or is needed to be continuously managed to prevent the occurrence of any communications disaster, and of the installation area thereof, etc.;
     2. Matters concerning the items falling under each of the following items needed to prepare against any communications disaster:
          (a) The security of communications bypass path;
          (b) The formation of an information system for combined operation of the telecommunications line facilities and equipment; and
          (c) The security of the goods for the restoration of damages; and
     3. Other matters deemed necessary for the control of any communications disaster.
     (3) The Minister of Information and Communication shall, when he intends to develop the basic plan referred to in paragraph (1), establish a guideline for developing such basic plan and notify key communications business operators of it.
     (4) The key communications business operators shall each draw up a plan for the control of communications disaster in line with the guideline referred to in paragraph (3) and submit it to the Minister of Information and Communication.
     (5) The Minister of Information and Communication shall put together the plans for the control of communications disaster submitted by the key communications business operators, develop the basic plan and fix it after going through a deliberation thereon by the Communications Disaster Control Committee formed pursuant to Article 44-5.
     (6) The Minister of Information and Communication shall notify the key communications business operators of the matters that are concerned with them in the basic plan that is finally decided under paragraph (5).
     (7) Detailed matters necessary for developing the basic plan shall be prescribed by the Presidential Decree.

     (8) The provisions of paragraphs (3) through (7) shall apply mutatis mutandis to any alteration of the basic plan.
     [This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]
Article 44-4 (Preparations against Communications Disaster)
     (1) In the event that any communications disaster occurs or is obviously expected to occur, the Minister of Information and Communication may have a key communications business operator operate his telecommunications facilities and equipment integrated with the telecommunications facilities and equipment owned by other key telecommunications business operators or owner of private telecommunications facilities and equipment to ensure smooth communications and emergency restoration in the relevant area.
     (2) The provisions of Article 22 (3) shall apply mutatis mutandis to a case where the actual expense required for integrated operation of the telecommunications facilities and equipment under paragraph (1) is indemnified.
     (3) Necessary matters concerning the integrated operation of the telecommunications facilities and equipment under paragraph (1) shall be prescribed by the Ordinance of the Ministry of Information and Communication.
     [This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]
Article 44-5 (Communications Disaster Control Committee)
     (1) The Communications Disaster Control Committee shall be established under the Ministry of Information and Communication with the mandate to deliberate on the matters concerning the control of communications disaster.
     (2) The Communications Disaster Control Committee shall consist of not more than 15 members, including one chairman.
     (3) The Minister of Information and Communication shall be the chairman and the members shall be the vice ministers of the central administrative agencies prescribed by the Presidential Decree and the persons who are commissioned by the chairman from among the persons falling under each of the following subparagraphs:
     1. Representative of the key communications business operators;
     2. Head of an organization of the telecommunications business operators; and
     3. Persons of profound learning and experience in the control of communications disaster.
     (4) The Communications Disaster Control Committee shall have a workinglevel committee for its efficient operation.
     (5) Necessary matters concerning the composition and operation, etc. of the Communications Disaster Control Committee and the working-level committee shall be prescribed by the Presidential Decree.

     [This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]
Article 44-6 (Functions of Communications Disaster Control Committee)
     The Communications Disaster Control Committee shall deliberate on the matters falling under each of the following subparagraphs:
     1. The basic direction for the control of communications disaster;
     2. The basic plan; and
     3. Other major policy matters concerned with communications disaster that are put on the agenda by the chairman.
     [This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]
Article 44-7 (Report on Communications Disaster)
     Any key communications business operator shall, when any communications disaster occurs with respect to the telecommunications services rendered by him, report without delay the current situation, cause of such communications disaster, details of emergency measures, countermeasures to restore damage, etc. to the Minister of Information and Communication.
     [This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]
Article 44-8 (Communications Disaster Countermeasures Headquarters)
     (1) In the event that the damage caused by any communications disaster is extensive requiring a comprehensive measure at the level of the Government, the Minister of Information and Communication may establish and operate the communications disaster countermeasures headquarters (hereinafter referred to as the “countermeasures headquarters”).
     (2) The head of the countermeasures headquarters shall be the Minister of Information and Communication.
     (3) Necessary matters concerning the composition, operation, etc. of the countermeasures headquarters shall be prescribed by the Presidential Decree.
     (4) The key communications business operators shall report the current situation, etc. of the progress in the restoration of damage done by any communications disaster to the countermeasures headquarters under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication.
     [This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]
CHAPTER VI SUPPLEMENTARY PROVISIONS
Article 45 (Report, Inspection, etc.)
     (1) The Minister of Information and Communication may, when the Ordinance of the Ministry of Information and Communication so determines, have the installer of the telecommunications facilities and equipment report on the relevant facilities, or have the public officials belonging to him enter the relevant office, business office, factory or business place to inspect the status of facilities, account books or documents, etc. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) The Minister of Information and Communication may, where there exists a person who has installed the telecommunications facilities and equipment in violation of this Act, order him to remove the relevant facilities and take other necessary measures. <Amended by Act No. 5219, Dec. 30, 1996>
     (3) The provisions of Article 25 (7) shall apply mutatis mutandis to the cases under paragraph (1). <Amended by Act No. 5219, Dec. 30, 1996, Dec. 30, 2005>
     (4) When conducting investigation pursuant to Paragraph (1), the plan for the investigation, including the date and time, the reason, and the subject matter of the investigation must be notified to the person who established a telecommunication facility by 7 days before the day of investigation, unless in case of urgency or if such prior notice is deemed to frustrate the purpose of the investigation or test because of possibility of destruction of evidence. [Newly inserted Dec. 30, 2005]
Article 45-2 (Hearing)
     The Minister of Information and Communication shall, in case where he intends to make a disposition falling under any of the following subparagraphs, hold a hearing: <Amended by Act No. 6231, Jan. 28, 2000>
     1. Cancellation of a designation under Article 33-2 (4); and
     2. Cancellation of a type approval under Article 35 (1).
     [This Article Wholly Amended by Act No. 5453, Dec. 13, 1997]
Article 46 (Delegation and Entrustment of Authority)
     (1) Part of the authority of the Minister of Information and Communication under this Act may be delegated to the head of Communications Office or of the Radio Research Laboratory, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) The Minister of Information and Communication may commission the tasks under Article 29 to the Association, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5219, Dec. 30, 1996>
CHAPTER VII PENAL PROVISIONS
Article 47 (Penal Provisions)
     (1) A person who has publicly made a false communication over the telecommunications facilities and equipment for the purpose of harming the public interest shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million Won. <Amended by Act No. 5219, Dec. 30, 1996>
     (2) A person who has publicly made a false communication over the telecommunications facilities and equipment for the purpose of benefiting himself or the third party or inflicting damages on the third party shall be punished by imprisonment for not more than three years or by a fine not exceeding thirty million Won. <Amended by Act No. 5219, Dec. 30, 1996>
     (3) In case where the false communication under paragraph (2) is of a telegraphic remittance, it shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million Won. <Amended by Act No. 5219, Dec. 30, 1996>
     (4) When a person engaged in the telecommunications business commits the act under paragraph (1) or (3), he shall be punished by imprisonment for not more than ten years or by a fine not exceeding 100 million Won, and in case of committing the act under paragraph (2), he shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million Won. <Amended by Act No. 5219, Dec. 30, 1996>
Article 48 (Penal Provisions)
     A person who has produced, sold, or imported the telecommunications equipment without obtaining type approval, in violation of Article 33 (1), shall be punished by imprisonment for not more than three years or by a fine not exceeding thirty million Won.
     [This Article Wholly Amended by Act No. 5219, Dec. 30, 1996]
Article 48-2 Deleted. <by Act No. 6360, Jan. 16, 2001>
Article 49 (Penal Provisions)
     A person who falls under any of the following subparagraphs shall be punished by imprisonment for not more than one year or by a fine not exceeding ten million Won:
     1. A person who has installed or modified the telecommunications facilities and equipment without making a report under the text of Article 17 (1), or who has installed the telecommunications facilities and equipment without obtaining an approval under the proviso of the same Article and same paragraph;
     2. A person who has installed the private telecommunications facilities and equipment without making a report or modified report under Article 20 (1);
     3. A person who has intermediated other person’s communications by utilizing the private telecommunications facilities and equipment under Article 21 (1), or who has operated them in a manner contrary to the installation purposes;
     4. A person who has violated an order to provide telecommunications services or other important communication services, or to interconnect the relevant facilities and equipment with other telecommunications facilities and equipment under Article 22 (1);
     5. A person who has violated an order to suspend the use under Article 23 (2), or an order to suspend their use, to renovate, or to repair under paragraph (3) of the same Article;
     6. A person who has displayed the telecommunications equipment with intention of sale without obtaining type approval under Article 33 (1);
     7. A person who has violated an order to suspend production under Article 35 (1);
     8. A person who has violated an order to destroy or recall under Article 36 (3); and

     9. A person who has violated an order to remove telecommunications facilities under Article 45 (2).
     [This Article Wholly Amended by Act No. 6602, Jan. 14, 2002]
Article 50 Deleted. <by Act No. 6231, Jan. 28, 2000>
Article 51 (Joint Penal Provisions)
     When the representative of a juristic person, or an agent, employee or any other employed of the juristic person or an individual commits violations of Articles 48, 48-2 and 49 concerning the business of the relevant juristic person or individual, the relevant juristic person or individual shall be punished by a fine as stipulated under the corresponding Articles, in addition to the punishment of the violator. <Amended by Act No. 6231, Jan. 28, 2000>
Article 52 (Legal Fiction of Public Officials in Application of Penal Provisions)
     Members of the Korea Communications Commission who are not public officials from among the members of the said Committee, a person who carries out a performance test under Article 33-2 (1), and a person who deals with the entrusted business under Articles 46 (2), shall be deemed public officials in the application of Articles 129 through 132 of the Criminal Act. <Amended by Act No. 5219, Dec. 30, 1996>
Article 53 (Fine for Negligence)
     (1) A person falling under any of the following subparagraphs shall be punished by a fine for negligence not exceeding ten million Won: <Amended by Act No. 6231, Jan. 28, 2000; Act No. 6602, Jan. 14, 2002; Act No. 6823, Dec. 26, 2002>
     1. A person who has used the private telecommunications facilities and equipment without obtaining a confirmation, in contravention of Article 20 (3);
     2. A person who has failed to conduct the testing under Article 25 (2) or to record and manage its results;
     3. A person who has committed the act of refusing, evading or obstructing the inspection and the testing under Article 25 (5);
     4. A person who has managed the telecommunications facilities and equipment without setting forth the management regulations under Article 26 (1);
     5. A person who has violated the orders under Article 27;
     6. A person who has sold the telecommunications equipment, or displayed it with intention of sale, without making any indication of type approval, in violation of Article 33 (4);
     7. A person who has produced or imported the telecommunications equipment which was judged as inferior goods by the investigation or test under Article 36 (2), or who has sold or displayed it with intention of sale while being aware that it was judged as inferior goods;
     8. A person who has refused, obstructed or evaded the inspection and testing under Article 36 (2);

     9. A person who has failed to submit the plan for the control of communications disaster required by Article 44-3 (4);
     10. A person who has failed to report the communications disaster required by Article 44-7 or made a false report;
     11. A person who has failed to report the current situation of the progress in the restoration of damage, etc. required by Article 44-8 (4) or made a false report;
     12. A person who has failed to file a report under Article 45 (1), or filed a false report; and
     13. A person who has refused, obstructed or evaded the inspection under Article 45 (1).
     (2) The fine for negligence under paragraph (1) shall be imposed and collected by the Minister of Information and Communication, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5219, Dec. 30, 1996>
     (3) A person who is dissatisfied with a disposition of fine for negligence under paragraph (2) may raise an objection to the Minister of Information and Communication within 30 days from the date of notification of such disposition. <Amended by Act No. 5219, Dec. 30, 1996>
     (4) When the person notified of a disposition of fine for negligence under paragraph (2) raises an objection under paragraph (3), the Minister of Information and Communication shall notify without delay the competent court thereof, and the court so notified shall make judgements of a fine for negligence based on the Non-Contentious Case Litigation Procedure Act. <Amended by Act No. 5219, Dec. 30, 1996>
     (5) In case where neither an objection to nor the payment of the fine for negligence within the period specified under paragraph (3) is made, it shall be collected pursuant to the example of the disposition on the national taxes in arrears.
          ADDENDA
Article 1 (Enforcement Date)
     This Act shall enter into force four months after the date of its promulgation.
Article 2 (Transitional Measures on Confirmation of Technical Criteria Suitability)
     The person who installed the telecommunications line facilities and equipment and ran the public telecommunications business, at the time of implementation of this Act, shall obtain confirmation from the Minister of Information and Communication as stipulated under Article 25 (2), on the telecommunications facilities and equipment already installed within one year from the effective date of this Act.
Article 3 (Transitional Measures on Management Rules)
     The person who installed the telecommunications line facilities and equipment and ran the public telecommunications business, at the time of implementation of this Act, shall make the management rules pursuant to Article 26 and report to the Minister of Information and

Communication within one year from the time when this Act enters into force.
Article 4 (Transitional Measures on Type Approval)
     The telecommunications equipment that already obtained the type approval under Article 30 (1), at the time of implementation of this Act, shall be presumed to have obtained the type approval from the Minister of Information and Communication pursuant to Article 33 (1), and the valid period shall be presumed to have been renewed pursuant to Article 34 (1) at the time when this Act enters into force.
Article 5 (Transitional Measures on Association)
     (1) The incorporated juristic person, Korea Telecommunications Technology Association established pursuant to Article 32 of the Civil Act (hereinafter referred to as the “juristic person”), at the time when this Act enters into force, may apply for the approval from the Minister of Information and Communication in order that the Association to be established pursuant to Article 30 of this Act may succeed all rights and duties of the foundation, through resolutions of the board of directors thereof.
     (2) The juristic person which obtained the approval through application, pursuant to the above paragraph (1), shall be presumed to be dissolved in spite of the provisions concerning dissolution and liquidation of a juristic person in the Civil Act, simultaneously with establishment of the Association under this Act, and the Association to be established pursuant to this Act shall succeed all rights and duties that belonged to the foundation.
Article 6 (Transitional Measures on Approval, etc.)
     In case where there exist corresponding provisions in this Act, apart from Articles 2 and 4 of Addenda, to those approval, license, measures, orders, application, etc., pursuant to the former provisions, at the time when this Act enters into force, then these shall be presumed to have been made pursuant to this Act.
Article 7 Omitted.
          ADDENDA <Act No. 4528, Dec. 8, 1992>
Article 1 (Enforcement Date)
     This Act shall enter into force six moths after the date of its promulgation.
Articles 2 through 11 Omitted.
          ADDENDA <Act No. 4541, Mar. 6, 1993>
Article 1 (Enforcement Date)
     This Act shall enter into force on the day of its promulgation. (Proviso Omitted.)
Articles 2 through 5 Omitted.
          ADDENDA <Act No. 4905, Jan. 5, 1995>

Article 1 (Enforcement Date)
     This Act shall enter into force three moths after the date of its promulgation: Provided, That the preparatory works for enforcement of Article 2 (1) of Addenda may be initiated even before the enforcement date of this Act.
Article 2 (Transitional Measures, etc. on Electronics and Telecommunications Research Institute)
     (1) When the foundational juristic person, the Electronics and Telecommunications Research Institute established under an approval of the Minister of Information and Communication pursuant to Article 32 of the Civil Act at the time when this Act entered into force, obtains an approval from the Minister of Information and Communication on a succession of its status via the resolution of the board of directors, it shall be considered as the Electronics and Telecommunications Research Institute established under the amendment to Article 15-2 (hereinafter referred to as the “Research Institute”).
     (2) When the foundational juristic person, the Electronics and Telecommunications Research Institute obtains an approval under paragraph (1), it shall without delay file a registration of incorporation for the research institute. In this case, the foundational juristic person, the Electronics and Telecommunications Research Institute, shall be considered to have been dissolved.
     (3) In a case of paragraph (1), all properties, rights and duties of the foundational juristic person, the Electronics and Telecommunications Research Institute, shall be presumed to belong to the Research Institute, and the title of the foundational juristic person, the Electronics and Telecommunications Research Institute on the register and public books, etc. related to its property, rights and duties shall be considered as that of the Research Institute.
     (4) The value of property which is considered as that of the Research Institute under paragraph (3), shall be calculated according to a book value, based on the prior date of the registration of incorporation under paragraph (2).
     (5) In a case of paragraph (1), the activities done before the enforcement of this Act by the foundational juristic person, the Electronics and Telecommunications Research Institute, shall be presumed to have been done by the Research Institute under this Act, and the activities done before the enforcement of this Act against the foundational juristic person, the Electronics and Telecommunications Research Institute, shall be presumed to have been done against the Research Institute under this Act.
     (6) In a case of paragraph (1), the officers and employees of the foundational juristic person, the Electronics and Telecommunications Research Institute at the time when this Act enters into force, shall be presumed to have been elected or appointed to the positions of the Research Institute. In this case, the tenure of office for officers shall be reckoned from the date elected as an officer of the foundational juristic person, the Electronics and Telecommunications Research Institute.
Article 3 (Transitional Measures on Supply Agreements of Telecommunications Facilities and Equipment)
     The approval of supply agreements of the telecommunications facilities and equipment, obtained pursuant to former Article 18 at the time when this Act enters into force, shall be presumed as the report done pursuant to the amended provisions of Article 18.

Article 4 (Transitional Measures on Valid Period of Type Approval)
     The valid period of the telecommunications facilities and equipment, the type approval of which were obtained pursuant to Article 33, prior to enforcement of this Act, but the valid period thereof has not been expired, shall be regulated pursuant to the amended provisions of Article 34, In this case, the valid period shall be reckoned from the type approval date obtained.
          ADDENDA <Act No. 5219, Dec. 30, 1996>
Article 1 (Enforcement Date)
     This Act shall enter into force one month after the date of its promulgation.
Article 2 (Transitional Measures on Electronics and Telecommunications Research Institute, etc.)
     (1) The Electronics and Telecommunications Research Institute, under the previous provisions at the time when this Act enters into force, shall be deemed the research institute established pursuant to the amended provisions of Article 15-2.
     (2) The Korea Telecommunications Technology Association under the previous provisions at the time when this act enters into force shall be deemed the Association established pursuant to the amended provisions of Article 30.
Article 3 (Transitional Measures on Installation of Private Telecommunications Facilities and Equipment)
     The person who has obtained the permission of installation or permission of modified installation of the private telecommunications facilities and equipment, pursuant to the previous provisions at the time when this Act enters into force, shall be deemed to have made a report to the relevant authority pursuant to the amended provisions of Article 20 (1).
Article 4 Omitted.
          ADDENDA <Act No. 5385, Aug. 28, 1997>
Article 1 (Enforcement Date)
     This Act shall enter into force on January 1, 1998.
Articles 2 through 8 Omitted.
          ADDENDA <Act No. 5386, Aug. 28, 1997>
Article 1 (Enforcement Date)
     This Act shall enter into force on January 1, 1998. (Proviso Omitted.)
Articles 2 through 8 Omitted.

          ADDENDA <Act No. 5453, Dec. 13, 1997>
Article 1 (Enforcement Date)
     This Act shall enter into force on January 1, 1998. (Proviso Omitted.)
Article 2 Omitted.
          ADDENDUM <Act No. 5454, Dec. 13, 1997>
     This Act shall enter into force on January 1, 1998. (Proviso Omitted.)
          ADDENDA <Act No. 5733, Jan. 29, 1999>
Article 1 (Enforcement Date)
     This Act shall enter into force on the date of its promulgation.
Articles 2 through 11 Omitted.
          ADDENDA <Act No. 6231, Jan. 28, 2000>
     (1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation.
     (2) (Transitional Measures concerning Penal Provisions) In the application of the penal provisions to any act committed prior to the enforcement of this Act, the previous provisions shall govern.
          ADDENDA <Act No. 6360, Jan. 16, 2001>
Article 1 (Enforcement Date)
     This Act shall enter into force on July 1, 2001.
Articles 2 through 6 Omitted.
          ADDENDA <Act No. 6602, Jan. 14, 2002>
     (1) (Enforcement Date) This Act shall enter into force on July 1, 2002.
     (2) (Transitional Measures concerning Penal Provisions) In the application of the penal provisions to any act committed prior to the enforcement of this Act, the previous provisions shall govern.
     (3) Omitted.
          ADDENDA <Act No. 6656, Feb. 4, 2002>
Article 1 (Enforcement Date)
     This Act shall enter into force on January 1, 2003.

Articles 2 through 12 Omitted.
          ADDENDUM <Act No. 6823, Dec. 26, 2002>
     This Act shall enter into force three months after the date of its promulgation.
          ADDENDA <Act No. 7188, Mar. 11, 2004>
Article 1 (Enforcement Date)
     This Act shall enter into force on the date as prescribed by the Presidential Decree within the limit not exceeding three months after the date of its promulgation.
     [Enforcement date of the Framework Act on the Management of Disasters and Safety, the Presidential Decree No. 18407, May 29, 2004; Jun. 1, 2004]
Articles 2 through 11 Omitted.
          ADDENDA <Act No. 7210, Mar. 22, 2004>
Article 1 (Enforcement Date)
     This Act shall enter into force three months after the date of its promulgation.
Articles 2 through 16 Omitted.
          ADDENDA <Act No. 7303, Dec. 31, 2004>
Article 1 (Enforcement Date)
     This Act shall enter into force six months after the date of its promulgation.
Articles 2 through 7 Omitted.
          ADDENDA <Act No. 7810, Dec. 30, 2005>
(1) (Enforcement Date) This Act shall enter into force 3 months after its promulgation.
(2) (Interim Measures) The contribution for research and development imposed on key telecommunication business operator pursuant to Article 5 Paragraph (1) of the Telecommunication Business Act before enforcement of this Act and the contribution for research and development imposed on specific communication business operator under Article 19 of the Telecommunication Business Act shall be governed by the previous provisions.
          ADDENDA (Telecommunication Business Act) <Act No. 8425, May 11, 2007>
(1) (Enforcement Date) This Act shall enter into force 6 months after its promulgation.
(2) Omitted.
(3) (Amendment of other laws) The Telecommunication Business Act shall be partially amended as follows:
Article 40-2 Paragraph (1) item 1 “damages or compensation for actual expenses under Article 46” shall be replaced with “damages.”
          ADDENDA (Industrial Standardization Act) <Act No. 8486, May 25, 2007>
Article 1. (Enforcement Date) This Act shall enter into force 1 year after its promulgation.
Articles 2 through 8 omitted.

Article 9 (Amendment of other laws) (1) through (12) omitted.
The proviso in Article 29 Paragraph (1) “in a case of matters for which the Korean Industrial Norm under the Industrial Standardization Act are set, such norm” shall be replaced with “in a case of matters for which the Korean Industrial Standards under the Industrial Standardization Act are set, such standard.”
(14) through <22> omitted.
Article 10 omitted.